UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2018 (February 12, 2018)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA		92614
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(949) 864-8000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 7.01    REGULATION FD DISCLOSURE

On February 12, 2018, Pacific Premier Bancorp, Inc. (the “Company”) announced that it had entered into a definitive agreement to acquire GrandPoint Capital, Inc., the holding company of GrandPoint Bank, and hosted a conference call to discuss the merger announcement. A copy of the conference call transcript is attached hereto as Exhibit 99.1. An archived version of the conference call webcast is available on th/e Investor Relations section of the Company’s website www.ppbi.com.

Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the transcript is not intended to constitute a representation that such furnishing is required by Regulation FD or that the transcript includes material investor information that is not otherwise publicly available.

ITEM 8.01    REGULATION FD DISCLOSURE

The only information contained in this Form 8-K being filed for the purposes of Rule 425 under the Securities Act is the information relating solely to the proposed merger between the Company and Plaza Bancorp contained in the presentation furnished herewith as Exhibit 99.1 and being filed under this Item 8.01.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

99.1	Pacific Premier Bancorp, Inc. Merger Announcement Conference Call Transcript

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	February 16, 2018	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President and Chief Executive Officer